Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and
Dividend Declaration
Warren, Pennsylvania April 21, 2008
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended March 31, 2008 of $12.6 million, or $0.26 per diluted share. This represents an increase of $1.3 million, or 11.7%, over the same quarter last year when net income was $11.3 million, or $0.23 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 8.15% and 0.75% compared to 7.44% and 0.69% for the same quarter last year.
Earnings in the current quarter were positively impacted by an after-tax gain of $409,000 from the mandatory redemption of Visa Inc. shares received by the Company as a result of Visa’s initial public offering and the funding of the Visa litigation reserve. In addition, earnings were enhanced by the reversal of $706,000 of tax reserves established in previous periods when the Company acquired other financial institutions. Earnings were negatively impacted by an after-tax, non-cash impairment charge of $195,000, related to an additional write-down of the Company’s investment in Freddie Mac (“FHLMC”) preferred stock securities and an after-tax charge of $430,000 related to the prepayment of $76.0 million of borrowings from the Federal Home Loan Bank. These borrowings, with an average cost of 4.94% and an average life of five months, were replaced with borrowings that have an average cost of 3.60% and an average life of six years.
In making this announcement, William J. Wagner, President and CEO, noted, “We were pleased to see a continued positive trend in our year-over-year earnings and net interest margin. Much of this increase is due to the success we have had in changing our balance sheet mix.” He further added, “Given current economic conditions, asset quality is receiving intense scrutiny and Northwest’s position remains relatively strong. Although nonperforming assets increased to 1.00% of total assets at March 31, 2008 from 0.68% a year ago, most of this increase is attributable to several large commercial credits that became delinquent. At this time, however, we do not anticipate significant losses from these credits or any other portion of our loan portfolio. Credit quality in our retail loan portfolio remains strong with a very low level of nonperforming mortgage loans and consumer loans. Only 0.54% of these loans are 90 days or more delinquent and only 1.41% have any delinquency. Actual losses on our combined loan portfolios remain quite low and were only 0.15%, annualized, of our average loans for the quarter ended March 31, 2008.”
Net interest income increased by approximately $3.6 million, or 8.0%, for the quarter ended March 31, 2008 compared to the same quarter last year and increased $488,000, or 1.0%, compared to the quarter ended December 31, 2007. Net interest margin for the quarter ended March 31, 2008 increased to 3.24% from 3.06% for the quarter ended March 31, 2007 and 3.21% for the quarter ended December 31, 2007.

Noninterest income increased by approximately $2.5 million, or 24.1%, for the quarter ended March 31, 2008 compared to the same period last year. This increase resulted primarily from an increase in service charges and fees of $1.6 million and the $671,000 pre-tax gain on the Visa Inc. share redemption. Service charges and fees were consistent with the quarter ended December 31, 2007.
Noninterest expense increased by $4.5 million, or 12.0%, to $42.4 million for the quarter ended March 31, 2008, from $37.9 million for the quarter ended March 31, 2007. All major expense categories have increased compared to the prior year. The largest increases are in compensation and employee benefits, $1.1 million or 4.9%, premises and occupancy costs, $264,000 or 4.8%, office operations, $472,000 or 17.0%, processing expenses, $653,000 or 18.4%, and amortization of intangible assets, $399,000 or 44.2%. These increases are a result of the Company’s continued expansion of its retail office network, which increased by six offices, and the continued expansion of its nontraditional products and services. Federal deposit insurance increased by $660,000 over the previous year as the Company utilized credits in the previous year to offset the assessments. Noninterest expense was also negatively impacted by the $705,000 pre-tax penalty on the prepayment of $76.0 million of Federal Home Loan Bank borrowings.
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on May 15, 2008 to shareholders of record as of May 1, 2008.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community-banking offices in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 50 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(unaudited)
	March 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$83,628	75,905
Interest-earning deposits in other financial institutions	126,198	153,160
Federal funds sold and other short-term investments	14,568	1,551
Marketable securities available-for-sale (amortized cost of $1,264,060 and $1,125,426)	1,276,518	1,133,367

Total cash, interest-earning deposits and marketable securities	1,500,912	1,363,983

Loans held for sale	31,585	28,412
Mortgage loans — one- to four- family	2,403,542	2,386,506
Home equity loans	972,425	973,161
Consumer loans	259,294	272,867
Commercial real estate loans	877,580	845,397
Commercial business loans	335,850	331,063

Total loans receivable	4,880,276	4,837,406
Allowance for loan losses	(42,255)	(41,784)

Loans receivable, net	4,838,021	4,795,622

Federal Home Loan Bank stock, at cost	40,410	31,304
Accrued interest receivable	26,087	27,084
Real estate owed, net	9,271	8,667
Premises and equipment, net	112,603	110,894
Bank owned life insurance	119,874	118,682
Goodwill	171,363	171,614
Mortgage servicing rights	8,971	8,955
Other intangible assets	10,480	11,782
Other assets	14,539	14,929

Total assets	$6,852,531	6,663,516

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$375,029	361,102
Interest-bearing demand deposits	735,351	717,991
Savings deposits	1,498,076	1,426,545
Time deposits	2,947,212	3,036,696

Total deposits	5,555,668	5,542,334

Borrowed funds	496,624	339,115
Advances by borrowers for taxes and insurance	27,334	24,159
Accrued interest payable	3,699	4,356
Other liabilities	40,078	32,354
Junior subordinated debentures	108,303	108,320

Total liabilities	6,231,706	6,050,638

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,197,238 and 51,191,109 issued, respectively	5,120	5,119
Paid-in-capital	215,532	214,606
Retained earnings	466,609	458,425
Accumulated other comprehensive income	2,987	816
Treasury stock of 2,742,800 and 2,610,800 shares, respectively, at cost	(69,423)	(66,088)

Total shareholders’ equity	620,825	612,878

Total liabilities and shareholders’ equity	$6,852,531	6,663,516

Equity to assets	9.06%	9.20%
Book value per share	$12.81	$12.62
Closing market price per share	$27.33	$26.57
Full time equivalent employees	1,826	1,805
Number of banking offices	166	166

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2007
Interest income:
Loans receivable	$80,889	74,366
Mortgage-backed securities	7,170	7,692
Taxable investment securities	3,849	8,082
Tax-free investment securities	2,993	3,233
Interest-earning deposits	1,796	2,219

Total interest income	96,697	95,592

Interest expense:
Deposits	42,830	44,624
Borrowed funds	5,557	6,233

Total interest expense	48,387	50,857

Net interest income	48,310	44,735
Provision for loan losses	2,294	2,006

Net interest income after provision for loan losses	46,016	42,729

Noninterest income:
Service charges and fees	7,638	6,008
Trust and other financial services income	1,748	1,458
Insurance commission income	580	492
Gain on sale of loans, net	—	484
Gain/ (loss) on sale of real estate owned, net	(87)	79
Gain/ (loss) on investment securities, net	583	—
Income from bank owned life insurance	1,192	1,069
Mortgage banking income	342	257
Other operating income	1,019	642

Total noninterest income	13,015	10,489

Noninterest expense:
Compensation and employee benefits	22,722	21,654
Premises and occupancy costs	5,725	5,461
Office operations	3,257	2,785
Processing expenses	4,204	3,551
Advertising	979	1,124
Federal deposit insurance premiums	824	164
Professional services	735	529
Amortization of intangible assets	1,302	903
Loss on early extinguishment of debt	705	—
Other expense	1,974	1,705

Total noninterest expense	42,427	37,876

Income before income taxes	16,604	15,342
Income taxes	3,982	4,045

Net income	$12,622	11,297

Basic earnings per share	$0.26	$0.23

Diluted earnings per share	$0.26	$0.23

Return on average equity	8.15%	7.44%
Return on average assets	0.75%	0.69%

Basic common shares outstanding	48,329,901	49,755,012
Diluted common shares outstanding	48,606,334	50,018,729

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Allowance for Loan Losses

	Three months		Year
	ended March 31,		ended December 31,
	2008	2007	2007	2006
Allowance for loan losses
Beginning balance	$41,784	37,655	37,655	33,411
Provision	2,294	2,006	8,743	8,480
Charge-offs	(2,291)	(2,090)	(8,190)	(7,617)
Recoveries	468	468	1,457	1,399
Acquisitions	—	—	2,119	1,982

Ending balance	$42,255	38,039	41,784	37,655

Net charge-offs to average loans, annualized	0.15%	0.15%	0.14%	0.14%
Nonperforming assets and ratios

	March 31,		December 31,
	2008	2007	2007	2006
Non-performing loans	$59,153	39,267	$49,610	40,525
Real estate owned, net	9,271	6,370	8,667	6,653

Non-performing assets	$68,424	45,637	$58,277	47,178

Non-performing loans to total loans	1.21%	0.87%	1.03%	0.91%

Non-performing assets to total assets	1.00%	0.68%	0.87%	0.72%

Allowance for loan losses to total loans	0.87%	0.85%	0.86%	0.85%

Allowance for loan losses to non-performing loans	71.43%	96.87%	84.22%	92.92%
Reconciliation of the GAAP financial measures to non-GAAP measures:

	Three months
	ended March 31,
	2008	2007

GAAP net income	12,622	11,297
Excluding (after-tax):
(Gain) on Visa initial public offering	(409)	—
Freddie Mac impairment write-down	195	—
FHLB prepayment of debt penalty	430	—
Reversal of tax reserves	(706)	—

Non-GAAP net income	12,132	11,297

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
(Number of loans and dollar amount of loans)

	March 31,				December 31,
	2008		2007		2007		2006

Loans past due 30 days to 59 days:
One- to four- family residential loans	301	$22,088	301	$21,120	361	$27,270	352	$24,078
Consumer loans	839	7,558	684	6,082	1,331	10,550	950	9,096
Multifamily and commercial RE loans	98	20,870	68	7,206	88	11,331	68	7,975
Commercial business loans	88	17,503	56	4,999	70	9,947	60	4,325

Total loans past due 30 days to 59 days	1,326	$68,019	1,109	$39,407	1,850	$59,098	1,430	$45,474

Loans past due 60 days to 89 days:
One- to four- family residential loans	21	$772	33	$2,024	99	$6,077	93	$5,970
Consumer loans	256	1,665	210	1,754	437	2,676	276	2,833
Multifamily and commercial RE loans	49	5,822	28	5,460	41	4,984	26	3,846
Commercial business loans	46	3,533	18	1,061	34	2,550	16	501

Total loans past due 60 days to 89 days	372	$11,792	289	$10,299	611	$16,287	411	$13,150

Loans past due 90 days or more:
One- to four- family residential loans	185	$12,408	157	$8,873	193	$12,542	188	$10,334
Consumer loans	620	7,294	539	4,463	744	7,582	586	4,578
Multifamily and commercial RE loans	114	27,712	79	20,118	105	24,323	75	18,982
Commercial business loans	94	11,739	36	5,813	84	5,163	45	6,631

Total loans past due 90 days or more	1,013	$59,153	811	$39,267	1,126	$49,610	894	$40,525

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended March 31,
	2008			2007
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,858,928	$81,276	6.65%	4,466,658	74,802	6.74%
Mortgage-backed securities (c)	574,556	7,170	4.99%	621,941	7,692	4.95%
Investment securities (c) (d) (e)	521,948	8,044	6.16%	844,384	12,552	5.95%
FHLB stock	32,664	411	5.03%	34,170	504	5.90%
Other interest earning deposits	231,010	1,796	3.11%	166,606	2,219	5.33%

Total interest earning assets	6,219,106	98,697	6.32%	6,133,759	97,769	6.40%

Noninterest earning assets (f)	516,356			461,286

TOTAL ASSETS	6,735,462			6,595,045

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	751,939	2,226	1.20%	806,029	2,871	1.44%
Now accounts	725,657	2,136	1.19%	664,035	2,628	1.61%
Money market demand accounts	704,856	5,265	3.03%	606,590	5,537	3.70%
Certificate accounts	2,995,551	33,203	4.50%	3,024,730	33,588	4.50%
Borrowed funds (g)	378,191	3,903	4.19%	397,168	4,495	4.59%
Debentures	108,312	1,654	6.11%	103,094	1,737	6.74%

Total interest bearing liabilities	5,664,506	48,387	3.46%	5,601,646	50,856	3.68%

Noninterest bearing liabilities	451,473			386,031

Total liabilities	6,115,979			5,987,677

Shareholders’ equity	619,483			607,368

TOTAL LIABILITIES AND EQUITY	6,735,462			6,595,045

Net interest income/ Interest rate spread		50,310	2.86%		46,913	2.72%

Net interest earning assets/ Net interest margin	554,600		3.24%	532,113		3.06%

Ratio of interest earning assets to interest bearing liabilities	1.10X			1.09X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.